LIMITED POWER OF ATTORNEY FOR SEC FILINGS

     The undersigned, Adam M. Aron, hereby constitutes and appoints Kevin M. Connor, Secretary of AMC Entertainment Holdings, Inc., Edwin F. Gladbach, and Kelly W. Schemenauer, the Assistant Secretary of AMC Entertainment Holdings, Inc., and their respective successors in office, and any one of them, acting singly, as the undersigned's true and lawful attorney-in-fact to prepare, sign and file, on the undersigned's behalf, all Form ID, Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission and any stock exchange or similar authority as a result of the undersigned's ownership of, or transactions in, securities of AMC Entertainment Holdings, Inc., and to take any, other action of any type in connection with the foregoing which, in the opeinion of said attorney-in-fact, may be of benefit to, to the best interest of or legally required by the undersigned. The undersigned acknowledges that neither Kevin M. Connor, Edwin F. Gladbach, Kelly W. Schemenauer, their successors in office or substitutes nor AMC Entertainment Holdings, Inc. is assumming any of the undersigned's responsibilites to comply with Section
16 of the Securities and Exchange Act of 1934.

     The authority herein conferred shall continue until the undersigned is no longer required to file Form ID, Forms 3, 4 and 5 with regard to his or her ownership of, or transactions in, securities of AMC Entertainment Holdings, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 31st day of December, 2015.


				   By:	/s/Adam M. Aron
			     	 Name:	Adam M. Aron
				Title:	Director


STATE OF KANSAS		)
			)SS.
COUNTY OF JOHNSON	)

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal at my office in Leawood, KS this 31 day of December, 2015.

			/s/Cheryl L. Edlin
			Notary Public in and for Said County and State

			Cheryl L. Edlin
My commission Expires	(Type, print or stamp the Notary's name below)
5-9-2017		 his or her signature)
			stamp	CHERYL L. EDLIN
				Notary Public, State of Kansas
				My Appointment Expires
				5-9-2017